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                                                                     EXHIBIT 4.4


                              AMENDED AND RESTATED
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                       1999 DIRECTOR STOCK INCENTIVE PLAN
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1.       PURPOSE

         The purpose of this 1999 Director Stock Incentive Plan (the "Plan") is to encourage increased stock ownership of Amcast Industrial Corporation (the "Company") by members of the Board of directors of the Company who are not employees of the Company or any of its Subsidiaries and whose continued services as directors are considered important to the Company's continued progress. The Plan's additional purpose is to benefit the Company by providing such directors with a further incentive to continue as directors of the Company and increase shareholder value.


2.       DEFINITIONS

         (a)      "Board" means the Board of Directors of the Company.

         (b) "Company" means Amcast Industrial Corporation, an Ohio corporation.

         (c)      "Code" means the Internal Revenue Code of 1986, as amended.

         (d) "Fair Market Value" means the mean of the high and low sales prices of a Share on the date when the value of a Share is to be determined, as reported on the New York Stock Exchange Composite Transaction Tape; or, if no sale is reported for such date, then on the next preceding date on which a sale is reported; or, if the Shares are no longer listed on such exchange, the determination of such value shall be made by the Board in accordance with applicable provisions of the Code and related regulations promulgated under the Code.

         (e) "Option" means a nonqualified stock option that is not entitled to special tax treatment under Section 422A of the Code.

         (f) "Outside Director" means a director of the Company who is not employed by the Company or a Subsidiary of the Company.

         (g) "Restricted Share" means any common shares of Company stock granted under the provisions of Section 8 hereof.

         (h) "Shares" means the common shares of the Company.

         (i) "Subsidiary" means any company more than 50 percent of the voting stock of which is owned or controlled, directly or indirectly, by the Company.


3.       SHARES SUBJECT TO THE PLAN

         (a) MAXIMUM NUMBER. The maximum number of Shares that may be subject to Options or Restricted Shares granted pursuant to the Plan shall be two hundred fifty thousand (250,000), subject to adjustment in accordance with Subsection 3(b). The Shares which may be issued pursuant to Options or Restricted Shares may be authorized and unissued Shares or Shares held in the Company's treasury. In the event of an expiration, termination, or cancellation of any

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Option or Restricted Shares granted under the Plan without the issuance of
Shares, the Shares subject to such Option or Restricted Share grants shall no longer be charged against the 250,000 Share maximum and may again be used for new Options or Restricted Share grants.

         (b) RECAPITALIZATION ADJUSTMENT. In the event of any change affecting the Shares by reason of any share dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to a holder of Shares other than cash dividends, the Committee shall make such adjustment, if any, as it may deem appropriate to avoid dilution in the number and kind of shares authorized for issuance under the Plan, in the number and kind of shares covered by Options or Restricted Share grants, and in the option price of outstanding Options.


4.       ADMINISTRATION

         The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of Options or Restricted Share grants made under the Plan. Grants of Options or Restricted Share grants under the Plan shall be automatic as provided in Section 6(a). The Board shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. No member of the Board shall be liable for any action taken or decision made in good faith relating to the Plan or any Option or Restricted Share grants.


5.       ELIGIBILITY

         Each Outside Director of the Company shall be eligible to participate in the Plan.


6.       TERMS AND CONDITIONS OF OPTIONS

         Each option granted under the Plan shall be evidenced by a signed written agreement in such form as the Board shall prescribe from time to time in accordance with the Plan, and shall comply with the following terms and conditions:

         (a) AUTOMATIC GRANT OF OPTIONS. On the first business day of January of each year, each Outside Director who is a director of the Company on such date shall automatically be granted an Option for one thousand five hundred (1,500) Shares. All Options granted under the Plan shall be nonqualified stock options. The purchase price of a Share under each Option shall be the Fair Market Value of a Share on the date of grant.

         (b) EXERCISABILITY AND PERIOD OF OPTION. Each Option shall become first exercisable one year after the date upon which it was granted, provided, however, that any Option granted pursuant to the Plan shall, if not then exercisable, become exercisable in full upon the retirement of the Outside Director because of age ("Retirement") or total and permanent disability (as determined in the sole discretion of the Board), or upon the death of the Outside Director. No Option shall be exercisable after the expiration of ten
(10) years from the date upon which such Option is granted. Each Option shall be subject to termination before its date of expiration as provided in Section 7.

         (c) NOTICE OF EXERCISE AND PAYMENT. An Option granted under the Plan may be exercised by the optionee giving written notice of exercise to the Secretary of the Company. The Option



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price for Shares purchased shall be paid in full at the time such notice is given. An Option shall be deemed exercised on the date the Secretary receives written notice of exercise, together with full payment for the Shares purchased. The Option price shall be paid to the Company either in cash, by delivery to the Company of Shares already owned by the optionee or in any combination of cash and such Shares. In the event already-owned Shares are used to pay all or a portion of the Option price, the amount credited to payment of the Option price shall be the Fair Market Value of the already-owned Shares on the date the Option is exercised.

         (d) FRACTIONAL SHARES. No fractional Shares shall be issued pursuant to the exercise of an Option, nor shall any cash payment be made in lieu of fractional Shares.

         (e) OPTIONS NONTRANSFERABLE. Each Option granted under the Plan shall, by its terms, be nontransferable otherwise than by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the Outside Director, only by such Outside Director or, if permissible under applicable law, by the Outside Director's guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged, or hypothecated by the optionee during his or her lifetime whether by operation of law or otherwise, or be made subject to execution, attachment, or similar process.


7.       TERMINATION OF SERVICE

         (a) TERMINATION OF SERVICE OTHER THAN DUE TO RETIREMENT OR DEATH. In the event that an Outside Director shall cease to be a director, other than by reason of Retirement or death, then the Outside Director may exercise the Option during the nine (9)-month period following such termination, but, in no event, after the expiration of the Option. In the event that the Option is not exercised during the nine (9)-month period following termination, it shall expire at the end of such nine (9)-month period. In the event that an Outside Director ceases to be a director other than by reason of Retirement or death, and then dies during the nine (9)-month period following such termination of service as a director, then the Option may be exercised by a legatee or legatees of the Outside Director under his last will, or by his personal representatives or distributees, at any time within a period of one year after the Outside Director's death, but, in no event, after expiration of the Option. In the event that the Option is not exercised during the one-year period after the Outside Director's death, then it shall expire at the end of such one-year period.

         (b) RETIREMENT. In the event that an Outside Director shall cease to be a director because of Retirement, then the Outside Director may exercise the Option at any time during the remaining term of the Option. In the event that an Outside Director dies following Retirement, then the Option theretofore granted to the Outside Director may be exercised by a legatee or legatees of the Outside Director under his last will, or by his personal representatives or distributees, at any time during the remaining term of the Option.

         (c) DEATH. In the event that an Outside Director shall cease to be a director because of death, then the Option theretofore granted to the Outside Director may be exercised by a legatee or legatees of the Outside Director under his last will, or by his personal representatives or distributees, at any time during the remaining term of the Option.





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8.       RESTRICTED SHARE AWARDS

         The Board may issue Restricted Shares to a Director which Shares shall be subject to the following terms and conditions and such other terms and conditions as the Board may prescribe in connection with the grant of a Restricted Share Award:

         (a) GENERAL. With respect to each grant of Restricted Shares, the Board, in its sole discretion, shall determine the period during which the restrictions set forth at Subsection 8(a) shall apply to the Restricted Shares (the "Restricted Period").

         (b) RESTRICTIONS. At the time of grant of Restricted Shares to a Director, a certificate representing the number of shares granted shall be registered in his name but shall be held by the Company for the account of the Director. The Director shall have the entire beneficial ownership interest in, and all rights and privileges of a shareholder as to, such Restricted Shares, including the right to receive dividends and the right to vote such Restricted Shares, subject to the following restrictions: (i) subject to Section 8(c), the Director shall not be entitled to delivery of the Share certificate until the expiration of the Restricted Period; (ii) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period; and (iii) all of the Restricted Shares shall be forfeited and all rights of the Director to such Restricted Shares shall terminate without further obligation on the part of the Company unless the Director remains a Director of the Company for the entire Restricted Period in relation to which such Restricted Shares were granted, except as provided by
Section 8(c). Any Shares received with respect to Restricted Shares as a result of a recapitalization adjustment pursuant to Section 3(b) shall be subject to the same restrictions as such Restricted Shares.

         (c)  TERMINATION OF SERVICE AS A DIRECTOR.

                  (i) RETIREMENT. If a Director ceases to be a Director of the Company prior to the end of a Restricted Period by reason of retirement with the consent of the Company, the number of Restricted Shares remaining in the Director's account shall vest in the Director and all restrictions on such number of Shares shall lapse. A certificate for such Shares shall be delivered to the Director in accordance with the provisions of Section 8(d) hereof.

                  (ii) DEATH. If a Director ceases to be a Director of the Company prior to the end of a Restricted Period by reason of death, the Restricted Shares granted to such Director shall immediately vest in his beneficiary or estate and all restrictions applicable to such Shares shall lapse. A certificate for such Shares shall be delivered to the Director's beneficiary or estate in accordance with the provisions of Subsection 8(d).

                  (iii) ALL OTHER TERMINATIONS. If a Director ceases to be a Director prior to the end of a Restricted Period for any reason other than retirement or death, the Director shall immediately forfeit all Restricted Shares then subject to the restrictions of Section 8(b) in accordance with the provisions thereof, except that the Board may, if it finds that the circumstances in the particular case so warrant, allow a Director whose employment has so terminated to retain any or all of the Restricted Shares then subject to the restrictions of Section 8(b) and all restrictions applicable to such retained shares shall lapse. A certificate for such retained shares shall be delivered to the Director in accordance with the provisions of Section 8(d).

         (d) PAYMENT OF RESTRICTED SHARES. At the end of the Restricted Period or at such earlier time as provided for in Subsection 8(c), all restrictions applicable to the Restricted Shares shall lapse and a Share certificate for a number of Shares equal to the number of Restricted Shares, free of all restrictions, shall be delivered to the Director or his beneficiary or estate, as the case may be.


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9.       LIMITATION OF RIGHTS

         Neither the Plan, nor the granting of an Option or Restricted Share award nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain an Outside Director for any period of time, or at any particular rate of compensation.


10.      COMPLIANCE WITH LAWS AND EXCHANGE REQUIREMENTS

         No Option or Restricted Share grant shall be granted and no Shares shall be issued in connection with any Option unless the Option or Restricted Share grant and the issuance and delivery of Shares upon exercise of the Option or Restricted Share grant shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed.


11.      AMENDMENT AND TERMINATION OF PLAN

         (a) AMENDMENT. The Board may from time to time amend the Plan, or any provision thereof, in such respects as the Board may deem advisable.

         (b) TERMINATION. The Board may at any time terminate the Plan.

         (c) EFFECT OF AMENDMENT OR TERMINATION. Any amendment or the termination of the Plan shall not adversely affect any Option or Restricted Share grant previously granted and such Option or Restricted Share grant shall remain in full force and effect as if the Plan had not been amended or terminated.


12.      NOTICES

         Each notice relating to the Plan shall be in writing and delivered in person or by certified or registered mail to the proper address. Each notice to the Board shall be addressed as follows: Amcast Industrial Corporation, 7887 Washington Village Drive, Dayton, Ohio 45459, Attention: Secretary. Each notice to a participant shall be addressed to the participant at the address of the participant maintained by the Company on its books and records. Anyone to whom a notice may be given under this Plan may designate a new address by written notice to the other party to that effect.


13.      BENEFITS OF PLAN

         This Plan shall inure to the benefit of and be binding upon each successor of the Company. All rights and obligations imposed upon a participant and all rights granted to the Company under this Plan shall be binding upon the participant's heirs, legal representatives, and successors.





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14.      PRONOUNS AND PLURALS

         All pronouns shall be deemed to refer to the masculine, feminine, singular or plural, as the identity of the person or persons may require.


15.      EFFECTIVE DATE AND TERM OF PLAN

         The plan shall become effective January 1, 1999. Unless sooner terminated under Section 10, the Plan shall be in effect for a period of ten years and automatically terminate on the tenth anniversary of its Effective Date.







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